UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2011

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-905-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 1, 2011, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on December 7, 2010. As of December 14, 2010, the record date, 36,223,950 shares of common stock were eligible to vote.

Proposal 1.    The Company’s stockholders elected two directors of the Company, each of whom will serve until the 2014 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The two directors were re-elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non Vote
Marshall Brozost	18,152,090	888,035	12,816,497
Samuel L. Katz	18,705,888	334,237	12,816,497

Proposal 2.    The Company’s stockholders ratified the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

For	Against	Abstain
31,725,951	89,119	41,552

Proposal 3.    The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the 12 months subsequent to the date of the Annual Meeting) at a price below its then current net asset value per share subject to certain limitations as described the proxy statement. The proposal was approved pursuant to the voting results set forth below:

	For	Against	Abstain	Broker Non Vote
With Affiliates	15,244,768	3,645,047	150,310	12,816,497
% Outstanding	42.08%	10.06%	0.41%	35.38%

Without Affiliates	14,460,027	3,645,047	90,210	12,816,497
% Outstanding	40.89%	10.31%	0.26%	36.23%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation
(Registrant)

February 3, 2011	/s/ AVIV EFRAT
(Date)	Aviv Efrat Chief Financial Officer & Treasurer